Exhibit 21.1



Colonial Properties Trust
List of Subsidiaries


                                               Ownership
Colonial Properties Holding Company, Inc.      100.0% Common Stock
      Colonial Realty Limited Partnership      67.9% GP and LP
           Colonial Properties Services
            Limited Partnership                99.0% GP and LP
           Colonial VRS, L.L.C.                100.0%

Colonial Properties Services, Inc.             100.0% Common Stock
                                             (non-voting)
                                               1.0% Common Stock
                                             (voting)
                                               99.0% of Equity